Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of GlobalNet Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark T. Wood, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, except that KPMG, LLP, the former auditor of our wholly-owned subsidiary, GlobalNet, Inc., has not consented to the inclusion of their audit report for GlobalNet, Inc.'s 2002 financial statements in this Report. GlobalNet Corporation's independent public accountants are undertaking to complete the audit of GlobalNet, Inc.'s 2002 financial statements, which audit is not yet complete. Accordingly, there is no independent auditor's report covering GlobalNet, Inc.'s fiscal year 2002 financial statements set forth in this Report. See "Important Note" immediately preceding the financial statements contained in this Report; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

          A signed original of this written statement required by Section 906 has been provided to GlobalNet Corporation and will be retained by GlobalNet Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



April 16, 2004                      /s/ Mark T. Wood
                                    ----------------
                                        Mark T. Wood
                                        Chief Executive Officer